EXHIBIT 10-b

                                                                    TRANSLATION

      Instrument Number Fifty-five (55) -- In the City Of Tegucigalpa, Central District, on the twenty-second day of April, 1976. -- Before me, Cesar Augusto Mendez, Notary Public of San Pedro Sula, in transit in this city, incorporated under number seven hundred twenty-seven
(727) there appears on the one hand Wallace W. Booth, of age, married, Corporate Executive, North American, domiciled in the City of Los Angeles, State of California, United States of America, in transit in this city, as special representative of the Tela Railroad Company, a corporation organized and existing in accordance with the laws of the State of Delaware, United States of America, located in the City of Wilmington, of said State, which was recognized as a juridic person and authorized to engage in commerce in the Republic of Honduras pursuant to resolution issued by the Executive Powers through the Ministry of Government, Justice and Sanitation, the 20th of February, 1913, which certificate I, the Notary, acknowledge having before me. Hereinafter Tela Railroad Company shall be called "The Company". Mr. Wallace W. Booth proves his authority with a Special Power which I, the Notary, acknowledge having before me and which was issued in the City of Boston, United States of America at 11:30 of the morning of the fourteenth of April of this year before Notary Public, Celia H. Dick, by the Tela Railroad Company and which contains sufficient powers for the execution of this act and signature of this document and is duly legalized by the Ministry of Foreign Affairs, Ministry of Government and Justice and the Supreme Court of Justice of Honduras; and on the other hand there appears Doctor Herman Pasais Leiva, of age, married, Doctor of Medicine and Surgery, Honduran, domiciled in San Pedro Sula, in transit in this city, who appears as General Manager and as such administrative Legal and Extrajudicial representative of the National Railroad of Honduras, an autonomous entity of the State of Honduras, with legal personality, own patrimony and of indefinite duration, created by Decree Number forty eight issued by the National Congress the thirtieth of April nineteen hundred and fifty-eight, which contains in Article thirty-three the representation of said Institution in its General Manager with sufficient power for this type of act, I the Notary acknowledge of having before me the certification of the minutes of the meeting of the Board of Directors of the said autonomous entity setting forth the election of Doctor Herman Pasais Leiva as General Manager of the National Railroad of Honduras for a period of six years which expires the sixteenth of September of this year; I also acknowledge having before me the original Minutes of the meetings of the Board of Directors of the National Railroad of Honduras which approved the bases of the present contract and authorized the manager to sign. Hereinafter in this document the National Railroad of Honduras shall be called the National Railroad. Also present is Mr. George M. Skelly, Jr., of age, married, attorney, of North American nationality, in transit in this city, who is present as interpreter of Spanish to English and vice versa, because Mr. Wallace W. Booth does not know Spanish. I the Notary acknowledge that Mr. George M. Skelly, knows the Spanish and English languages because I am personally aware thereof and I also acknowledge that he undertook before me the under signed Notary to faithfully fulfill his commitment, and being assured by Mr. Wallace W. Booth and Doctor Herman Pasais Leiva to have full right and exercise of their civil liberties they spontaneously state:

      First: The Company declares: That it is the legal owner of the railroad which unites and passes through the following places: From the City of Port of Tela to the City of Progreso, a length of ONE HUNDRED SIXTY-FOUR AND EIGHT HUNDRED SIXTY-SEVEN THOUSANDTHS
(164.867) kilometers including its branchlines, spurs and bridges; from the Village of La Lima to Karaco, a length of ONE HUNDRED FORTY-ONE AND FIVE HUNDRED AND ELEVEN THOUSANDTHS (141.511) kilometers including the branchlines, spurs and bridges, for a total of THREE HUNDRED SIX AND THREE HUNDRED SEVENTY-EIGHT THOUSANDTHS kilometers (306.378 kms.), including the spurs in Puerto Cortes.
That both lines, their branches and spurs are on their respective ties, roadbeds and bridges which also belong to the Company and for their use are serviced by telephone lines. That the said railroad lines, their branchlines and spurs are described on a map marked #1, a signed copy of which will be kept by the parties and which forms part of the present contract, as does the inventory hereinafter to be mentioned.

      Second: The Company further states that it transfers its property and dominion in the said railroad lines, to the National Railroad for L.l.00 which it acknowledges receiving to its entire satisfaction, which transfer includes everything mentioned in the previous clause. That with the said railroad it transfers as "right of way" a strip of land twenty meters wide on both sides of the main railroad lines for their entire length; a strip of land ten meters wide on both sides of the branch lines, and a strip of land five meters wide on both sides of the spurs. Notwithstanding the foregoing, if in the future any of the railroad spurs is lifted, the strip of land containing the "right of way" shall cease to belong to the National Railroad and its rights thereto shall revert to the Company. The width of the right of way previously specified is applicable in rural areas in which the Company is owner of the respective lands. It also hereby transfers to the National Railroad, on urban lands belonging to the Company, the strips of land which now constitute the right of way for normal railroad operations. In order to precisely determine the last right of way herein in this clause mentioned, the parties within a period not greater than TWO (2) years from this date shall jointly prepare a map which will identify and quantify the aforementioned right of way.

      Third: The National Railroad states that it accepts the transfer hereby made to it and acknowledges receipt of the aforesaid railroad lines, of the right of way, and everything included in the foregoing clauses under the terms and conditions stated.

      Fourth: The National Railroad, taking into consideration that the railroad lines acquired by this document have been used up to the present time by the Company in its railroad transportation, by this means and by this document leases to the Company for its use under the following conditions:
      A) The Company shall use in all its railroad transportation operations, the lines acquired by the National Railroad under this document and the branchlines Lima-Bufalo and La Mesa, and the stretch of railroad lines
              Baracoa-Puerto Cortes owned by the National
              Railroad. Wherever mention is made herein of railroad lines there shall be included therein everything described in the FIRST and SECOND clauses of this document, which has been transferred to the National
              Railroad, and the branchlines and the
              stretch of railroad lines mentioned in this Section A which are also property of the National Railroad. It shall mean the same when used in the plural.
      B) The Company shall pay the National Railroad as rental for the lease set forth in this clause and for the use of the branchlines
              Lima-Bufalo and La Mesa and the stretch of railroad line Baracoa-Puerto Cortes, the annual sum of FIVE HUNDRED THOUSAND LEMPIRAS (L.500,000.00) which shall be paid monthly in advance at the offices of the National
              Railroad in the City of San Pedro Sula
              without the need to make demand or
              collection.
      C) This lease is for a period of EIGHT (8) years commencing January 1, 1976 and can be extended by agreement of both parties. Notwithstanding the foregoing this lease shall be extended automatically if one of the parties does not notify the other in writing of its desire not to extend the lease at least two years prior to the date of expiration. In this case the lease shall continue in effect but either of the parties during the years subsequent to January 1, 1982 can notify the other in writing of its desire to terminate in which case the lease shall terminate two years after the subsequent anniversary of the contract.
      D) There shall be no right to request nor obtain a decrease in the rental agreed on, because of temporary or permanent non use of all or part of the railroad, whether or not the non use is the result of the sole decision of the Company, of causes imputable to it, or of agreements of the Company with the National Railroad or with third persons, or because of force majeure or caso fortuito due to nature;
      E) During the term of the agreed lease, the Company shall carry out for its account the maintenance of the railroad leased and the branchlines, spurs, and stretch of railroad lines, the use of which has been given to it, so that they shall be kept in a normal state of service; similarly, it shall carry out the rehabilitation and reconstruction of the railroad, its branchlines and the stretch of railroad mentioned, in case of their destruction or if they suffer damages which places them fully or partially out of normal service. The National Railroad can present proposals for improving such maintenance, rehabilitation and reconstruction and the Company shall adhere to such proposals if they are, technically and economically reasonable;
      F) At the end of the period of the lease or any extensions as provided for in FOURTH (4) clause of this instrument, the Company must return to the National Railroad the railway lines, branchlines and stretch of railway in good condition or be it in a state of normal service. Otherwise, it will pay the National Railroad the value of the repairs which may be necessary so that the railway will be in a state of normal service. The determination of the good condition of the railway lines returned to the National Railroad and its cost of repair shall be made by the National Railroad and in case of a dispute, it will be decided by two experts one named by each of the parties, and in case of a disagreement, it will be resolved by a third expert named by the two experts and if they do not agree on naming the third, the parties shall be free to resort to competent judicial authorities to enforce their rights. Between the start of the disagreement and the final opinion of the experts not more than sixty (60) days shall pass.
      G) If the Company desires in the future, while the lease is in effect, to change the present system of railroad transportation of bananas, it must act jointly with the National Railroad. It is understood and agreed that the present system of banana transportation in Honduras consists of the transportation of bananas by railroad cars and containers on platforms hauled on the railroad;
      H) The employer-employee relations now existing between the Company and its workers cannot be lessened as a result of or because of the present contract; specifically, there shall be no direct or indirect discharge of railroad workers except in those cases provided for by law.
      I) It is agreed and accepted that the Company will ship through the Port of Tela during the next FIVE (5) years not less than one-third of its export of bananas. All of the obligations of the Company agreed to in this contract shall continue in effect even after the aforementioned FIVE years, including payment of the rental, the maintenance, rehabilitation and reconstruction, as the case may be, including that of the Progreso-Tela stretch of railroad;
      J) The National Railroad as owner of the railroad line acquired through this document, of the branchlines Lima-Bufalo and La Mesa, and the stretch of railroad Baracoa-Puerto Cortes shall have free transit thereon for its equipment; so that no interruptions shall occur in the railroad operations; the parties within THIRTY (30) days from this date shall prepare a traffic schedule and shall establish the bases for operating and any revision thereof, which bases shall provide for preferential right of use of the railroad, branchlines, spurs and stretches to banana trains, as at present.

      Fifth: The Company states that it accepts the lease of the railroad and the use of the branchlines, spurs, and the stretch of railroad granted by the National Railroad under the terms and conditions set forth in the foregoing clauses.

      Sixth: The National Railroad further states: that it grants the Company the right to easements so that it can maintain on and use by crossing or paralleling and in the right of way of the railroad, which is the subject matter of thin contract, with roads, canals, drains, telephone and electric lines, water or petroleum pipelines, drainage and irrigation systems, cable systems for transportation of bananas to the packing stations and similar works, and the Company shall do everything necessary so that the aforesaid works do not damage the lines crossed and do not block the service thereon. The National Railroad acknowledges that the Company has constructed and presently maintains at various locations on the right of way which the Company by this document has transferred together with the railroad to the National Railroad, installations such as telephone and electric lines, packing stations, irrigation pumps, roads, cultivations, canals, drains, water or petroleum pipe systems, irrigation and drainage and fruit transportation by cable systems, buildings and other similar works relating to its agricultural and cattle activities. Therefore, it grants the right for so long as the installations and cultivations are maintained in service to continue occupying the right of way in the same area which up to now they have used. These cultivations and works shall be marked and specified jointly by the National Railroad and the Company on a map which they will prepare within ONE (1) year from this date; both parties shall have a signed copy of this map. The Company, subject to prior agreement with the National Railroad, can make new cultivations and installations of that type, related to its agricultural and cattle activities within the already mentioned right of way. Similarly, the National Railroad grants the Company the right to continue the use, by land vehicles, for so long as they are maintained in service, the following bridges which presently have a wooden roadbed, Tacamiche, Copen, Mico, Corozal, Ceibita, Tibombo, Ticamaya, Ulua and Puente, Kilometer 48, Boqueron de Mezapa, Boqueron de El Progreso, two on Farm Three. The maintenance or, if required, the rehabilitation and reconstruction of the wooden roadbeds shall be for the account of the Company. All of the easements and rights granted by the National Railroad to the Company in this SIXTH clause are without cost and at the end of the lease or its extension will renew them under the same conditions contained in this SIXTH clause provided they directly serve the banana and African Palm industry and other agricultural and cattle activities operated by the Company.

      Seventh: The Company declares that it accepts the easements and rights granted to it by the National Railroad in the foregoing SIXTH clause.

      Eighth: The Company further states that at the end of the EIGHTH (8) year previously mentioned, or if extended as provided in FOURTH (4) clause of this instrument, the National Railroad can acquire without cost, in whole or in part, the fixed and rolling equipment, shops, stations, warehouses, and other property related to the railroad operations, the betterments made thereto and new equipment, as well as existing spare parts and accessories shall be acquired at the value on the books of the Company in Honduras. For purposes of this clause, it is understood that the rules governing depreciation of the equipment to be acquired shall be those set forth in letters Numbers AB-99/76-D and AB-l37/76-D attached of the 12 and 21 April 1976, respectively.
      By separate document the parties have prepared an inventory of the present assets of the Company which are directly and indirectly related to the railroad complex, such inventory forms part of this contract and is signed in duplicate by the Company and the National Railroad, who will keep their respective copies for purposes agreed on. It is understood and agreed that the present fixed and rolling equipment is sufficient for the normal operations of the Company in Honduras, therefore, it shall only make new investments for its improvements when they are reasonably necessary. Similarly, the Company must abstain from decreasing the railroad equipment shown on the aforementioned inventory with the exception of decreases due to normal wear and tear and railroad accidents. Notwithstanding, if the National Railroad decides, during the term of this contract, to purchase fixed or rolling equipment from the Company, the latter if it can make the sale, shall make it at the value on the books in Honduras. If the Company decides to increase its equipment it can do so provided the National Railroad is unable to supply for sale at book value, or lease the equipment required or is unable to supply the respective service. For these purposes, the parties must advise three (3) months in advance.

      Ninth: The National Railroad states that it accepts the option granted in the foregoing clause as well as the other stipulations contained therein.

      Tenth:  Finally, both parties make known:
      A) That the present terms and conditions presently governing the commercial relations between the National Railroad and the Company, especially with respect to the lease of equipment rates shall continue without change. Similarly, continuing unchanged shall be the terms and conditions in effect for the supply of reciprocal services between the parties. Not later than SIXTY (60) days after the date of this document, both parties will sign a document embodying the customs, verbal and written agreements and all contractual, legal and regulatory dispositions presently existing with respect to these relations and the interchange of services. Notwithstanding the foregoing, commencing on this date, the rental which the Company has been paying for the use of the so-called nationalized railroad lines and the Baracoa-Puerto Cortes stretch shall no longer be in effect since payments for such is included in the FIVE HUNDRED THOUSAND LEMPIRAS (L.500,000.00) agreed to in this document;
      B) This contract shall be governed by the laws of Honduras and the competent tribunals with jurisdiction thereof over compliance or noncompliance therewith shall be the authorities of the judicial section of San Pedro Sula as Courts of First Instance;
      C) This contract obligates the Company even though it changes its present corporate name or its capital or commercial purposes or merges or transforms itself and its successors; in any of these cases the new commercial company or companies shall be jointly and severally liable for the obligations undertaken by the Company with the National Railroad through this document;
      D) Noncompliance of any of the clauses of this contract by one of the parties shall make it liable for the payment of damages caused to the other, without prejudicing such other actions as might exist at law for the non-compliance; and
      E) The parties can agree to amendments, extensions or clarifications to this contract. If agreement to do so is made it shall not be necessary to make them by public document, but the extension, amendment or clarification can be accomplished by a simple exchange of notes.